Personal Securities Trading Standards

Table of Contents

Section 1: Prudential’s Standards on Insider Trading	4
Section 2: General Principles and Standards of Business Conduct	8
Section 3: Monitoring Classifications	9
Section 4: Securities Account Maintenance	10

Securities Accounts and Authorized Broker-Dealers	10

Futures Accounts and Authorized FCMs	11

Mutual Fund Only Accounts and 529 Accounts	11

Discretionary Managed Accounts	12
Section 5: Pre-clearance Requirements	12

Pre-clearance Requirements – General	12

Pre-clearance Requirements - Margin Accounts and Limit Orders	13

Pre-clearance Requirements - Gifts of Covered Securities	13

Submitting a Pre-clearance Request	14
Section 6: General Trading and Other Restrictions	14

Material Nonpublic Information:	14

Sixty-Day Mutual Fund Holding Period	14

Blackout Periods	15

Short-Swing Profits	15

Exceptions (Sixty-Day Holding Period, Access/Investment Person Blackout Periods and Short Swing Profits)	15

Prudential Securities	16

Employer-issued Stock Option Transactions	16

Short Sales	16

Futures	17

Options	17

Initial Public Offerings	17

Private Placements	17

Restricted Lists and Watch Lists	18

Investment Clubs	18

Board Memberships and Joint Ventures	18

PGIM Real Estate – Prudential Retirement Real Estate Fund (“PRREF”) Restrictions	18
Section 7: Additional Requirements for Designated Persons	19

Trading Windows	19

Pre-clearance Requirements	19

Trading Prohibitions	20

Account Maintenance	20

Account Statement Requirements for Designated Persons Only	20
Section 8: Associated Persons	21
Section 9: Acknowledgements	22

Initial and Annual Account Acknowledgement	22

Initial and Annual Holdings Report	22

Initial and Annual Investment Adviser’s Code of Ethics	22

Initial and Annual Information Barrier Standards Acknowledgement	23

Broker Consent	23

PST Data Protection Acknowledgement	23

Other Compliance Acknowledgements and Certifications	23
Section 10: Administration and Recordkeeping	23

Non-Compliance	23

Exceptions	23

Recordkeeping	24
EXHIBIT A	25
EXHIBIT B	29

Section 1: Prudential’s Standards on Insider Trading

Prudential Financial, Inc. and its subsidiaries (collectively “Prudential” or the “Company”) aspires to the highest standard of business ethics. Accordingly, Prudential has developed the following standards and requirements to properly protect material nonpublic information (MNPI) and to comply with laws and regulations governing insider trading.

A. Use of Material Nonpublic and Confidential Information

In the course of your work at Prudential, you may receive or have access to material nonpublic information about Prudential or other public companies. The Company standards, industry practice and federal and state laws establish strict guidelines regarding the use of material nonpublic information. In addition to these requirements, Prudential has established the corporate master policy entitled “Protection and Use of Material Nonpublic Information: Information Barriers and Personal Securities Trading.” Additionally, the Information Barrier Standards have been adopted to provide specific requirements for employees of an Investment Sector (as defined in the Information Barrier Standards) and its constituent investment units (including their operations located outside the U.S.).

You may not use material nonpublic information, including information obtained in the course of your employment, for your personal gain or share such information with others for their personal benefit. You must treat as confidential all information that is not publicly disclosed concerning Prudential’s financial information and key performance drivers, investment activity or plans, or the financial condition and business activity (potentially including cyber incidents and cyber risk) of Prudential or any company with which Prudential is doing business.

If you possess material nonpublic information, you must preserve its confidentiality and disclose it only to other Employees who have a legitimate business need for the information. In addition, there are special rules for non-investment unit employees sharing material nonpublic information with employees of an investment unit. In these circumstances, you must contact the Law Department or Compliance prior to sharing this information so that proper precautions can be taken.

In the course of your business activities, you may be involved in confidential analysis involving other external public companies. You must treat as confidential all information received relating to this analysis and discuss it only with those employees who have a legitimate business need for the information. You may not personally use this information or share such information with others for anyone’s personal benefit. Under federal securities law, it is illegal to buy or sell a security while in possession of material nonpublic information relating to the security.1,2 It is also illegal to “tip” others about inside information. In other words, you may not pass material nonpublic information about an issuer on to others or recommend that they trade the issuer’s securities.

Insider trading is an extremely complex area of the law principally regulated by the Securities and Exchange Commission (“SEC”). If you have any questions concerning the law or a particular situation,

1 Rule 10b5-1(c), adopted by the Securities and Exchange Commission, provides for an affirmative defense to allegations of insider trading for trades implemented in accordance with a Rule 10b5-1(c) trading plan (“Individual Trading Plan”). Certain Prudential employees may be eligible to enter into an Individual Trading Plan with respect to certain sales of Prudential securities and exercises of Prudential employee stock options. Any Individual Trading Plan must be pre-cleared in accordance with Company standards. These individuals have been specifically notified.

2 In some circumstances, additional elements may be required for there to be a violation of law, including intent, or knowledge of wrongdoing and breach of a duty.

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you should consult with the Compliance Department or the Law Department. If you believe that you may have material nonpublic information about a public company obtained in the course of your position, or if you are in a portfolio or asset management unit and you believe you may have material nonpublic information regardless of the source, you should notify your Chief Compliance Officer so that the securities can be monitored and/or placed on a restricted list as appropriate.

B. Prudential Insider Trading Rules

Below are rules concerning insider trading. Failure to comply with these rules could result in violations of the federal securities laws and subject you to severe penalties described in Section H.1 and Section H.2. Violations of these rules also may result in discipline by Prudential up to and including termination of employment. You may not buy or sell securities issued by Prudential or any other public company if you are in possession of material nonpublic information relating to those companies.3 This restriction applies to transactions for you, members of your family, Prudential, or any other person for whom you may buy or sell securities. In addition, you may not recommend to others that they buy or sell that security while you are in possession of material nonpublic information.

If you are aware that Prudential is considering or actually trading any security for any account it manages, you must regard that as material nonpublic information. Accordingly, you may not make any trade or recommendation involving that security until seven calendar days after you know that such trading is no longer being considered or until seven calendar days after Prudential ceases trading in that security, whichever is longer. In addition, you must treat any nonpublic information about portfolio holdings of any registered investment company managed by Prudential as material nonpublic information. You may not communicate material nonpublic information to anyone except individuals who are entitled to receive it in connection with the performance of their responsibilities for Prudential (i.e., individuals with a “need to know”).

You should refrain from buying or selling securities issued by any companies about which you are involved in, or have information related to, confidential analysis. In addition, you may not communicate any information regarding the confidential analysis of the company, or that Prudential is even evaluating the company, to anyone except individuals who are entitled to receive it in connection with the performance of their responsibilities for Prudential.

C. What is Nonpublic Information?

Nonpublic information is information that is not generally available to the investing public. Information is public if it is generally available through the media or disclosed in public documents such as corporate filings with the SEC. If it is disclosed in a national business or financial wire service (such as Dow Jones or Bloomberg), in a national news service (such as AP or Reuters), in a newspaper, on the television, on the radio, or in a publicly disseminated disclosure document (such as a proxy statement or prospectus), you may consider the information to be public. If the information is not available in the general media or in a public filing, you should consider it to be nonpublic. Neither partial disclosure (disclosure of part of the information) nor the existence of rumors is sufficient to consider the information to be public. An Employee working on a private securities transaction who receives information from a company representative regarding the transaction should presume that the information is nonpublic.

3 Certain sales of Prudential securities and exercises of Prudential employee stock options are permitted if made pursuant to a Company pre-cleared Individual Trading Plan.

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If you are uncertain as to whether information is nonpublic, you should consult the Law Department or your Chief Compliance Officer.

Example:

When telling a Prudential analyst certain information about the company, a company representative gives indication that the information may be nonpublic by saying: “This is not generally known but. . .” In such a situation, the analyst should assume that the information is nonpublic.

D. What is Material Information?

There is no statutory definition of material information. You should assume that information is material if an investor, considering all the surrounding facts and circumstances, would find such information important in deciding whether or when to buy, sell, or hold a security. In general, any nonpublic information that, if announced, could affect the price of the security should be considered to be material information. If you are not sure whether nonpublic information is material, you should consult the Law Department or your Chief Compliance Officer. Material information may be about Prudential or another public company.

Examples:

●	Information about a company’s earnings or dividends (e.g., whether earnings will increase or decrease);
●	Information about a company’s physical assets (e.g., an oil discovery, a fire that destroyed a factory, or an environmental problem);
●	Information about a company’s personnel (e.g., a valuable employee leaving or becoming seriously ill);
●	Information about a company’s pension plans (e.g., the removal of assets from an over-funded plan or an increase or decrease in future contributions);
●	Information about a company’s financial status (e.g., financial restructuring plans or changes to planned payments of debt securities);
●	Information about a data breach or misuse of company or customer information;
●	Information about a merger, acquisition, tender offer, joint venture or similar transaction involving the Company; or
●	Information about pending litigation involving a company generally should be considered material.

Information may be material even though it may not be directly about a company (e.g., if the information is relevant to that company or its products, business, or assets).

Examples:

●	Information that a company’s primary supplier is going to increase dramatically the prices it charges; or
●	Information that a competitor has just developed a product that will cause sales of a company’s products to plummet.

Material information may also include information about Prudential’s activities or plans relating to a company unaffiliated with Prudential.

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Examples:

Information that Prudential is going to enter into a transaction with a company, such as, for example, awarding a large service contract to a particular company.

E. “Front-running” and “Scalping”

Trading while in possession of information concerning Prudential’s trades is prohibited by Prudential’s insider trading rules and may also violate federal law. This type of trading activity is referred to as “front running” and “scalping.”

Front running occurs when an individual, with knowledge of Prudential’s trading intentions, knowingly makes a trade in the same direction as Prudential just before Prudential makes its trade. Examples include buying a security just before Prudential buys that security (in the expectation that the price may rise based on such purchase) or selling a security just before Prudential sells such security (in the expectation that such sale will lead to a drop in price).

Scalping is making a trade in the opposite direction just after Prudential’s trade, in other words, buying a security just after Prudential stops selling such security or selling just after Prudential stops buying such security.

Example:

Prudential is planning to sell a large position in ABC Co. If you sell ABC Co. securities ahead of Prudential in expectation that the large sale will depress its price, you are engaging in front running. If you purchase ABC Co. securities after Prudential has completed its sale to take advantage of the temporary price decrease, you are engaging in scalping.

F. Private Securities Transactions

The anti-fraud provisions of the federal securities laws apply to transactions in both publicly traded securities and private securities. However, the insider trading laws do not prohibit private securities transactions where both parties to the transaction have possession of the same material nonpublic information.

G. Charitable Gifts

If you are in possession of material nonpublic information concerning a security you hold, you may not gift the security to a charitable institution and receive a tax deduction on the gift.

H. Penalties for Insider Trading4

1. Penalties for Individuals

Individuals who illegally trade while in possession of material nonpublic information or who illegally tip such information to others may be subject to severe civil and criminal penalties including disgorgement of profits, substantial fines, and imprisonment. Employment consequences of such

4 In addition to the penalties listed in this section, Prudential and/or a Prudential Employee could be subject to penalties under the Employee Retirement Income Security Act of 1974 (ERISA) if the insider trading occurs in connection with an ERISA plan’s investment. Other laws and penalties may apply to non-U.S. employees.

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behavior may include the loss or suspension of licenses to work in the securities industry, and disciplinary action by Prudential that may include fines or other monetary penalties, suspension without pay, reduction in paid time off (PTO) days, or other disciplinary action up to and including termination of employment.

2. Penalties for Supervisors

The law provides for penalties for “controlling persons” of individuals who engage in insider trading. Accordingly, under certain circumstances, supervisors of an Employee who is found liable for insider trading may be subject to criminal fines up to $1 million per violation, civil penalties and fines, and discipline by Prudential up to and including termination of employment.

3. Penalties for Prudential

Prudential could also be subject to penalties in the event an Employee is found liable for insider trading. Such penalties include, among others, harsh criminal fines and civil penalties, as well as restrictions placed on Prudential’s ability to conduct certain business activities including broker- dealer, investment adviser, and investment company activities.

Section 2: General Principles and Standards of Business Conduct

As a leader in the insurance and financial services industry, Prudential aspires to the highest standards of business conduct, maintaining high standards requires a total commitment to sound ethical principles and Prudential’s values. It also requires nurturing a business culture that supports decisions and actions based on what is right, not simply what is expedient.

Consistent with this standard, Prudential has developed these Personal Securities Trading Standards (the “Standards”) which are designed for Prudential and its Employees to comply with various securities laws and regulations including the Insider Trading and Securities Fraud Enforcement Act of 1988 (“ITSFEA”), the Financial Industry Regulatory Authority (“FINRA”) rules, Rule 204A-1 under the Investment Advisers Act of 1940, and Rule 17(j) under the Investment Company Act of 1940, as applicable.

The Company has delegated administration of these Standards to the Compliance Operations team within Corporate Compliance. Using the FIS Protegent PTA system (“PST/”), and other methods, Compliance Operations and Local Business Unit Compliance conduct reviews of personal securities transactions with a view towards determining whether Employees have complied with all applicable provisions of these Standards. Corporate Compliance is responsible for developing and maintaining standard operating procedures detailing the scope and frequency of surveillance reports. Local Business Unit Compliance is responsible for developing and maintaining more detailed standard operating procedures around this monitoring process to detect and prevent violations of these Standards.

No business unit may adopt standards or procedures that are less stringent than these Standards without approval from Prudential’s Chief Compliance Officer. However, U.S. business units and broker-dealers or investment advisers may adopt standards and procedures that are more stringent than those contained herein. Employees located in jurisdictions where local regulations require more or less stringent requirements should defer to local Compliance standards and procedures.

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Capitalized Terms used throughout these Standards are defined in the Glossary in Exhibit A. Exhibit B provides a summary of the requirements under these Standards. If you are unclear as to your personal trading and reporting responsibilities, or have any questions concerning any aspect of these Standards, please contact Compliance Operations at PST.help@prudential.com.

Section 3: Monitoring Classifications

Employee classifications (also referred to as Access Levels) are disclosed to them within PST or Prudential’s Compliance Center. Certain contingent workers may be classified under these Standards and the classifications for such persons are disclosed in PST as well. For ease of reference, the term Employee will be used throughout these Standards and multiple classifications may apply depending on the person’s role.

If you have been assigned multiple classifications in PST, please note that you must adhere to the requirements for all classifications that have been assigned to you. Employees classified as one or more of the following are subject to these Standards:

●

Supervised Persons – Individuals who are officers, directors, and employees of a registered investment adviser, as well as certain other individuals who provide advice on behalf of the adviser and are subject to the adviser’s supervision and control.

●

Covered Persons – Employees, other than Access Persons, who may have access to sensitive or confidential information about third parties or external companies or those individuals who the Company determines should be monitored due to their role in the organization. Certain Covered Persons may be subject to pre-clearance of personal securities trading activity, depending on their access to material non-public information.

●

Access Persons - Employees who work in or support portfolio management activities, have access to nonpublic investment advisory client trading information or recommendations, or have access to nonpublic portfolio holdings of mutual funds. This includes Employees or officers of a mutual fund or investment adviser who, in connection with their normal responsibilities, make, participate in, or have access to current or pending information regarding the purchase or sale of securities by any portfolios managed by the business unit or group of business units to which the individual is deemed to have access. This may also include Employees who do not have access to nonpublic trading or holdings information, but who have been identified by Compliance as individuals who should be held to the standards that apply to an Access Person because of the activities conducted by their business unit.

●

Investment Persons – Access Persons who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of securities for client accounts (i.e., public-side portfolio managers, traders, analysts, other individuals designated by the Local Business Unit Compliance Officer).

●

Designated Person - An Employee who, during the normal course of his or her job, has routine access to material nonpublic information about Prudential. Material nonpublic information may consist of financial or non-financial information about Prudential as a whole, or one or more Divisions or Segments. See Section 7.

●	Associated Person - Any officer, director or branch manager (or any person occupying a

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similar status or performing similar functions), any person directly or indirectly controlling, controlled by, or under common control with the broker-dealer, any Employee of the broker- dealer or individuals performing covered functions under the Operations Professional rule 1230 (b)(6), except someone whose functions are solely clerical or ministerial. This includes all Employees and support personnel who are registered with a FINRA member broker-dealer firm. See Section 8.

Employees should consult with their Local Business Unit and, as applicable, Broker-Dealer or Investment Adviser Compliance Officers to determine whether any additional personal trading standards or procedures have been adopted by their business unit, broker dealer or investment adviser. Furthermore, Employees located outside of the United States should consult with their Local Business Unit Compliance Officers for clarification regarding the applicability of these Standards which may be limited due to local laws.

Section 4: Securities Account Maintenance

Securities Accounts and Authorized Broker-Dealers

Access Persons, Associated Persons, Investment Persons, and Covered Persons are required to maintain their Securities Accounts at an Authorized Broker-Dealer (please see Exhibit A for the definition of Securities Accounts and for the list of Authorized Broker-Dealers). This requirement does not apply to Employees outside of the U.S. maintaining accounts with foreign broker dealers, unless such Employees are classified as Covered Persons, or they are employed by a U.S registered investment adviser that is affiliated with the Company in which case local policies and procedures, as approved by the unit’s Chief Compliance Officer, will apply.

Designated Persons are not required to maintain their Securities Accounts at an Authorized Broker-Dealer; however, they are required to hold all securities issued by Prudential Financial at an Authorized Broker-Dealer. Designated Persons should reference Section 7 of these Standards for Account Maintenance Requirements. Please see the Additional Requirements for Designated Persons Section of these Standards for details.

All Securities Accounts must be reported in PST which can be accessed by typing “PST/” while connected to Prudential systems. Employees who are newly subject to this requirement are required to transfer their Securities Accounts to an Authorized Broker-Dealer within sixty days of their Company start date or the date the Employee becomes subject to these Standards as a result of transfer or newly acquired access to material, nonpublic information.

In addition, in the event that you open a new Securities Account, you must report it in PST within thirty days of activating the new account.

Exceptions to the Authorized Broker-Dealer requirement will be evaluated on a case-by-case basis and will be approved on a limited basis. If, at any time, the facts and circumstances have changed regarding an account(s) for which an exception has been previously granted, the Employee must promptly notify Compliance and request that the account(s) be reviewed in light of the changed circumstances.

Additionally, Employees must submit documentation to Compliance upon request to re-validate exceptions that were previously granted.

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Access, Associated, and Investment Persons, excluding international PGIM units who were granted an exception to the Authorized Broker-Dealer requirement, must manually enter all transactions in Covered Securities for exception accounts into the PST system as soon as possible, but no later than 10 days after the quarter ends. Additionally, Access and Investment Persons must certify to the accuracy of manually entered transactions periodically.

Certain brokers may require written consent forms with physical signatures from all account owners, including Immediate Family Members (otherwise known as Household Members), prior to transmitting personal trading data to Prudential Financial, Inc. for new and existing accounts.

Futures Accounts and Authorized FCMs

Access Persons, Associated Persons, Investment Persons, and Covered Persons are required to maintain their holdings in futures (“Futures Account”) at an Authorized Future Commission Merchant (“FCM”) (please see Exhibit A for the definition of Securities Accounts and for the list of Authorized FCMs).

All Futures Accounts must be reported in PST which can be accessed by typing “PST/” into a web browser on your Prudential computer. Employees who are newly subject to this requirement are required to transfer their Futures Accounts to an Authorized FCM within sixty days of their Company start date or the date the Employee becomes subject to these Standards as a result of transfer or newly acquired access to material, nonpublic information. In addition, in the event that you open a new Futures Account, you must report it in PST within thirty days of activating the new account.

Exceptions to the Authorized FCM requirement will be evaluated on a case-by-case basis and will be approved on a limited basis. If, at any time, the facts and circumstances have changed regarding an account(s) for which an exception has been previously granted, the Employee must promptly notify Compliance and request that the account(s) be reviewed in light of the changed circumstances. Additionally, Employees must submit documentation to Compliance upon request to re-validate exceptions that were previously granted.

Access and Investment Persons who were granted an exception to the Authorized FCM requirement must manually enter all transactions for exception accounts into the PST system as soon as possible, but no later than 10 days after the quarter ends. Additionally, Access and Investment Persons must certify to the accuracy of manually entered transactions periodically.

Certain FCMs may require written consent forms with physical signatures from all account owners, including Immediate Family Members (otherwise known as Household Members), prior to transmitting personal trading data to Prudential Financial, Inc. for new and existing accounts.

Mutual Fund Only Accounts and 529 Accounts

Access Persons, Associated Persons, and Investment Persons must report all Securities Accounts held at a broker-dealer even if the account is limited to the purchase and sale of open-end mutual funds. However, Covered Persons and Designated Persons do not have to report Securities Accounts that are limited to the purchase and sale of open-end mutual funds.

Some mutual fund companies allow mutual fund shares to be purchased and held directly through the fund’s transfer agent rather than through a broker-dealer. Such mutual fund transfer agency accounts, including the underlying transactions and holdings in those accounts, do not need to be reported to

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Prudential.

529 College Savings Plans purchased directly from or held directly with a state sponsor rather than through a broker- dealer are not subject to these Standards and do not require disclosure.

Discretionary Managed Accounts

Access Persons, Associated Persons, Investment Persons, Covered Persons, and Designated Persons must disclose Discretionary Managed Accounts to Compliance Operations and must provide a copy of the executed Discretionary Managed Account Agreement for review and approval. Upon approval, trade monitoring, duplicate statements and trade confirmations for these accounts are not required to be submitted, unless you are an Employee who is subject to reporting requirements under Section 16 of the Securities Exchange Act of 1934 (such Employees will be notified by Compliance Operations). However, any Employee may be asked to provide Compliance with periodic statements for certain Discretionary Managed Accounts.

A Discretionary Managed Account Agreement may establish general investment objectives. However, the account owner may not make or be permitted to make any specific decisions regarding the purchase or sale of individual securities for the account. If the account owner has granted management of their Discretionary Managed Account to a third party, then the account owner must not influence or control the account, such as by suggesting purchases or sales of investments, directing transactions, or consulting with the manager regarding allocation of investments in any way that could affect the selection of specific securities.

Certain Employees who have reported and have received approval to maintain a Discretionary Managed Account are required to complete a certification to the effect that they have not influenced the purchase and sale of investments as noted in the paragraph above. The financial professional responsible for the Discretionary Managed Account may be required to complete a separate certification to Prudential regarding the account. Additionally, either the employee or the financial professional may be asked periodically to discuss the nature of the account with Compliance.

For the purposes of these Standards, automated adviser accounts (colloquially referred to as robo- advisers) that utilize algorithms to manage client assets may be subject to the same provisions of these Standards as Discretionary Managed Accounts provided the robo-adviser’s managed account agreement is accepted by Compliance.

Section 5: Pre-clearance Requirements

Pre-clearance Requirements – General

Pre-clearance of personal securities transactions allows Prudential to prevent personal trades that may conflict with Client trades or restricted lists. As such, Access Persons and Investment Persons (subject to the exceptions noted below) must pre-clear all transactions in Covered Securities as defined in Exhibit A. This includes all transactions executed by an Immediate Family Member. Access and Investment Persons are not required to pre-clear the following:

●	Transactions that are Non-Volitional as defined in Exhibit A.

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●

Access Persons in Global Portfolio Strategies Inc. (“GPSI”) are subject to limited pre-clearance requirements that apply only to issuers on the GPSI Restricted List. Access Persons in GPSI should contact their Local Business Unit Compliance Officer for more information regarding which Covered Securities require pre-clearance; and

●

Access Persons of Pruco Securities LLC (“Pruco”) / Prudential Financial Planning Services (“PFPS”) are required to: (i) avoid placing their own personal interests ahead of the interests of PFPS clients; (ii) avoid taking inappropriate advantage of their position with the Company; and (iii) avoid any actual or potential conflicts of interest. PFPS Access Persons’ personal securities transactions are monitored for potential conflicts of interest in ETF trades where the same ETF is transacted in their clients’ accounts on the same day.

Furthermore,

●

All Access Persons of PGIM Real Estate and functional Employees must pre-clear all Covered Securities including real estate-related securities. Additionally, Employees in PGIM Real Estate and functional Employees are prohibited from trading any real estate related securities (including real estate investment trusts (REITs) and real estate operating companies (REOCs)) while employed by or supporting PGIM Real Estate.

●

Covered Persons in Prudential Retirement and other areas of the company may be restricted from purchasing or selling securities of certain issuers engaged in pension risk transfer (“PRT”) activities. Such restrictions apply to all Securities Accounts, excluding accounts that are limited to only purchasing and selling open-end mutual funds, in which the Covered Person is deemed to have a beneficial interest. If you are a Covered Person subject to PRT restrictions, you must determine whether the security you intend to trade is on the Restricted List prior to executing a trade.

You can confirm the restricted status of a security by entering a pre-clearance request into PST or by contacting your Local Business Unit Compliance Officer.

Pre-clearance Requirements - Margin Accounts and Limit Orders

Trading approval is valid only for the day that it is granted. Employees who are subject to pre-clearance are discouraged from entering limit orders that carry over to a future trading day and from maintaining margin accounts. If you engage in multi-day limit orders, you must obtain pre-clearance approval on each day that the order is outstanding. Transactions triggered by limit orders, margin calls, or margin account maintenance fees require pre-clearance approval and may result in violations of the Standards.

Pre-clearance Requirements - Gifts of Covered Securities

Pre-clearance is required if an Access Person or Investment Person gifts a Covered Security to a person. Pre-clearance is not required if an Access Person or Investment Person donates a Covered Security to a charity/non-profit organization that the employee does not own/control. Employees who have Section 16 related filing obligations with regard to securities of Prudential Financial or PGIM Closed-End Funds must pre-clear all gifts of such securities.

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Submitting a Pre-clearance Request

For U.S. based Employees, pre-clearance requests must be submitted via PST which can be accessed by typing “PST/” into a web browser while connected to Prudential systems.

Automated feedback will be provided as to whether the request is approved, denied, or in need of further review. Generally, pre-clearance requests may be submitted between 6:00 AM and 4:00 PM Eastern Standard Time. Submitting a pre-clearance request outside of these times will result in a system-generated denial. Approved trades must be executed by the close of business on the day in which the pre-clearance approval is granted. Approved orders for securities traded in foreign markets may be executed within two business days from the date pre-clearance is granted.

For non-U.S. based Employees, in certain instances local law or administrative issues may prohibit the use of PST. In these cases, the personal trading activity of these Employees is approved, monitored, and tracked locally by the business unit compliance department through other methods which may include paper. Additionally, certain jurisdictions may grant pre-clearance approval for a duration spanning the current trading day and the next trading day for transactions executed on foreign exchanges. Absent such prohibitions, non-U.S. based Employees must utilize PST for pre-clearance. Please consult your local Compliance Officer for details.

For private securities transactions, pre-clearance is a manual process and pre-approval request forms can be obtained through PST or by contacting your Local Business Unit Compliance Officer and/or your Broker Dealer Compliance Officer if you’re affiliated or registered with Prudential Investment Management Services LLC (“PIMS”) or Prudential Annuities Distributors, Inc. (“PAD”). Completed private securities transactions must be reported to your Local Business Unit Compliance Officer within ten days following the close of the quarter in which the trade was executed. Associated Persons and Registered Representatives affiliated with Pruco are prohibited from engaging in private securities transactions. However, Pruco new hires should consult their Local Business Unit Compliance Officer regarding an exception for private securities investments where liquidations are not feasible.

Section 6: General Trading and Other Restrictions

Material Nonpublic Information:

No Employee may buy or sell any security while in possession of material nonpublic information about the issuer of that security.

Sixty-Day Mutual Fund Holding Period

Subject to the exceptions noted below, Investment Personnel of all business units, as well as the President, Chief Compliance Officer, and Chief Legal Officer of PGIM Investments LLC and AST Investment Services, Inc. (and each of their respective direct reports) are required to hold Affiliated Open End Mutual-Funds purchased for a period of 60 days. This 60-day holding period also applies to transactions in Affiliated Open End Mutual-Funds that serve as underlying investment options in Prudential sponsored insurance products. Profits realized on such transactions that do not adhere to the requirements of this Section may be required to be disgorged to the Fund or as otherwise deemed appropriate by the Committee.

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Blackout Periods

Subject to the exceptions noted below: i) Access Persons of PGIM are prohibited from knowingly executing a securities transaction on the same day that a client in their business unit has a pending buy or sell order in the same or an equivalent security; and ii) Investment Persons of PGIM are prohibited from knowingly buying or selling a security within seven calendar days before or after a client in their business unit trades in the same or an equivalent security. These prohibitions will not apply to a fund or portfolio that replicates a broad-based securities market index as defined by the Compliance Operations and Local Business Unit Compliance. In addition, these prohibitions will not apply to Access or Investment Persons in PGIM Investments which outsources client trading to third-party subadvisers. If PGIM Investments (through SIRG) executes a trade in a Covered Security (i.e., an ETF), that Covered Security will be added to the appropriate Restricted List.

Transactions inadvertently executed by an Access Person or Investment Person of PGIM during a blackout period will not be considered a violation provided that the transaction was pre-cleared and was conducted without prior knowledge of the client trade. Additionally, Pruco and GPSI Access Persons are exempt from this requirement given other personal trading restrictions.

Designated Persons are prohibited from executing trades in Prudential related securities unless the trading window is open. Certain sales of Prudential securities and exercises of Prudential Employee stock options are permitted during blackout periods only if made pursuant to the Company pre-cleared Individual Trading Plan, otherwise known as a 10b5-1 plan, that is maintained by Compliance Operations.

In addition, the Law Department may issue a trading restriction that applies to all or a certain subset of Employees on any Prudential-issued security or any security of a third-party issuer. Upon notification of such a restriction, applicable Employees are prohibited under these Standards from trading in the subject security during the pendency of the restriction.

Short-Swing Profits

Subject to the exceptions noted below, Investment Persons are prohibited from profiting from a purchase and sale, or sale and purchase, of the same or an equivalent security within any sixty-calendar day period. Transactions resulting in a loss are not subject to this prohibition.

●

For Investment Persons in SIRG, this prohibition is limited to the purchase and sale of the same or equivalent exchange traded funds. Transactions resulting in a loss are not subject to this prohibition.

In keeping with the spirit of this restriction, Investment Persons should not engage in options or other derivative strategies that lead to the exercise or assignment of securities that would result in a prohibited transaction (i.e., writing a short call or buying a long put with an expiration date of less than sixty days). Any such transaction would be considered as turnover within the sixty-day period and will result in a violation of these Standards.

Exceptions (Sixty-Day Holding Period, Access/Investment Person Blackout Periods and Short Swing Profits)

Exceptions may be granted to the Sixty-Day Holding Period, Blackout Periods and Short Swing Profits

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when the transaction is Non-Volitional or is:

●	in an approved Discretionary Managed Account;
●	part of an automatic investment/withdrawal program; or
●	part of an automatic rebalancing program.

Exceptions to Access/Investment Person Blackout Period and Short Swing Profit provisions may also be granted for De Minimis Transactions which are:

●	any trades, or series of trades effected over a 30-calendar day period, involving 500 shares or less in each direction (purchase or sale) of an equity security; and

●

any fixed-income securities transaction, or series of related transactions effected over a 30- calendar day period, involving 100 units ($100,000 principal amount) or less in each direction (purchase or sale).

Prudential Securities

All Employees are prohibited from trading Prudential securities while in possession of material nonpublic information regarding the Company. For purposes of these Standards, all requirements and restrictions relating to Prudential securities include, but are not limited to common stock, preferred stock, bonds (including convertible bonds), the Prudential Financial, Inc. Common Stock Fund (“PFI Common Stock Fund”), Employee stock options, restricted stock, restricted stock units, performance shares, performance units, exchange traded or other options and Prudential Financial single stock futures.

All Employees are also prohibited from selling Prudential securities short including “short sales against the box”, hedging Prudential securities transactions, and from participating in any exchange traded Prudential options or futures transactions on any security issued by Prudential. These restrictions include: put or call options; prepaid variable forward contracts; equity swaps; collars; exchange traded funds; and any other financial instrument that is designed to hedge or offset any change in the market value of Prudential securities.

Employer-issued Stock Option Transactions

Access and Investment Persons of PGIM Quantitative Solutions LLC must obtain pre-clearance of any exercise of Employee compensation-based stock options issued by the Company. The exercise of Employee compensation-based stock options granted by a third party as compensation do not require pre-clearance provided the converted shares are not liquidated. All Employees with pre-clearance obligations must pre-clear the liquidation of shares resulting from the exercise of an employer-issued stock option.

Short Sales

Employees may not short sell Prudential related securities under any circumstances. Additionally, Investment Persons may not short sell any security which is owned by any portfolio managed by the business unit that he/she supports with the exception of short sales “against the box”. A short sale “against the box” refers to a short sale when the seller owns an equivalent amount of the same securities.

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Futures

Those employees who are Associated Persons with the National Futures Association, including those Associated Persons of PGIM, Inc, PGIM Investments and PGIM Quantitative Solutions LLC are prohibited from trading futures in their personal trading accounts and are prohibited from maintaining a personal futures trading account.

All PGIM Fixed Income employees and individuals working within PGIM Fixed Income support functions are prohibited from personally investing in sovereign debt derivatives of any kind including swaps, futures, options or any other sovereign debt derivatives.

Options

Access Persons and Investment Persons of any PGIM business unit may not write naked call options or buy naked put options on a security owned by any portfolio managed by the business unit.

Access Persons and Investment Persons of any PGIM business unit may purchase options on securities not held by any portfolio managed by the business unit, or purchase call options or write put options on securities owned by any portfolio managed by the business unit, subject to pre-clearance and the same restrictions applicable to other securities. Access Persons and Investment Persons of any PGIM business unit may write covered call options or buy covered put options on a security owned by any portfolio managed by the business unit at the discretion of the business unit compliance officer. However, Investment Persons should keep in mind that the short-term trading profit rule might affect their ability to close out an option position at a profit as noted in the Short-Swing Profit prohibition outlined in Section 6.

Initial Public Offerings

All Associated Persons and Investment Persons (with the exception of Investment Persons in SIRG) are prohibited from purchasing initial public offerings of securities. Access Persons and SIRG Investment Persons, who are not Registered Representatives, must pre-clear purchases of initial public offerings of securities. Such pre-clearance requests should be submitted via PST to your Local Business Unit Compliance Officer. For the purposes of these Standards, “initial public offerings of securities” do not include offerings of government or municipal securities.

Private Placements

Personal conflicts of interest (actual, potential or apparent) may arise from a variety of activity, including but not limited to, personal securities transactions and private securities transactions (including private placements) (“PSTs”). In the case of PSTs, should PSTs be permitted by that particular business unit, individuals who anticipate engaging in such activity, must disclose the activity and gain approval from the Compliance Department and/or business unit leadership prior to engaging in such activity. Mitigation plans must be put in place, as appropriate, to manage personal conflicts of interest to reasonably mitigate the ongoing risk to Prudential.

Additionally, Access Persons, PIMS and PAD Associated Persons, and Investment Persons are prohibited from investing in private placements including crowdfunding investments that are private placements without prior approval from their Local Business Unit and, as applicable, Broker-Dealer Compliance Officer through the PST system and OBA Manager. Such approval must be obtained from

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the Local Business Unit Compliance Officer, and as applicable, Broker-Dealer Compliance Officer based on a determination that no conflict of interest is involved. Associated Persons and Registered Representatives affiliated with Pruco are prohibited from engaging in private securities transactions. However, Pruco new hires should consult their Local Business Unit Compliance Officer regarding an exception for private securities investments where liquidations are not feasible.

Restricted Lists and Watch Lists

Access Persons (with the exception of Access Persons in GPSI), Investment Persons, and Covered Persons are prohibited from purchasing or selling securities of issuers on their respective business unit’s Restricted List. Access Persons in GPSI are prohibited from purchasing or selling securities of issuers on the GPSI Watch List if they have access to material nonpublic information regarding such issuers.

The Local Business Unit Compliance Officers are responsible for maintaining these Restricted Lists and/or Watch Lists pursuant to their standard operating procedures. Each unit’s Restricted/Watch List(s) is typically coded into PST by Compliance Operations for automated monitoring. Restricted Lists and Watch Lists are confidential and may not be shared across investment segments.

Employees who acquired restricted securities prior to becoming an Access Person, Investment Person, and Covered Person, or prior to the security being placed on the unit’s Restricted List or Watch List, must obtain written exception from their Local Business Unit Compliance Officer prior to the sale of such security.

Investment Clubs

Access Persons, Associated Persons, and Investment Persons may not participate in Investment Clubs.

Board Memberships and Joint Ventures

Employees should be mindful that purchasing and/or selling shares of publicly traded companies when the Employee or their Immediate Family Member serves on that company’s Board of Directors may require additional reporting and/or prior approval by that company. Please contact the Compliance Department of that company for guidance. Employees who serve on the Board of Directors for Prudential Affiliated Exchange Traded Funds, Affiliated Closed-End Funds, or Affiliated Open-End Mutual Funds are exempt from this requirement. Additionally, Employees serving on the Board of Directors for Prudential-affiliated joint ventures may be subject to trading restrictions on shares issued by the joint venture’s partner(s). Please contact the Compliance Operations or Local Business Unit Compliance for guidance.

PGIM Real Estate – Prudential Retirement Real Estate Fund (“PRREF”) Restrictions

PGIM Real Estate Employees, as well as certain other individuals who have been specifically notified, collectively called “PRREF Covered Individuals”, are subject to special restrictions and requirements relating to PRREF. PRREF Covered Individuals are subject to the PRREF trading window and blackout period procedures. Generally, PRREF Covered Individuals are only permitted to execute PRREF transactions during a PRREF open trading window. However, certain limited transactions are permissible during blackout periods. Please contact your Compliance Officer for additional information regarding blackout period exclusions.

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Controls have been established to prevent prohibited transactions during closed trading windows. If a blocking system fails, the Employee is still responsible for adherence to these Standards. PGIM Real Estate compliance officers will send PRREF trading window and blackout period notices to all PRREF Covered Persons.

Section 7: Additional Requirements for Designated Persons

A Designated Person is an Employee who, during the normal course of his or her job, has routine access to material nonpublic information about Prudential, including information about one or more business units or corporate level information that may be material to Prudential. Employees who have been classified as a Designated Person have been informed of their status. If you have been classified as a Designated Person, but you do not think you have access to material nonpublic information about Prudential, you should contact Compliance Operations to determine whether you should be reclassified. Please note, that as a Designated Person you may also have another classification under these Standards (e.g., Designated Person and Access Person). If so, you are required to comply with the strictest requirements of all such classifications.

The requirements and restrictions covered in this section apply to all accounts that hold and trade Prudential common stock (symbol: “PRU”) in which a Designated Person or an Immediate Family Member has a direct or indirect beneficial interest and authority to exercise investment discretion.

Designated Persons located outside of the United States should contact their Local Business Unit Compliance Officer regarding the applicability of the provisions set forth in this section which may be limited due to local laws.

Trading Windows

Designated Persons are permitted to exercise their Prudential options and trade in PRU only during certain “open trading windows”. Trading windows will be closed for periods surrounding the preparation and release of Prudential’s financial results. The Company may also close the trading window at other unscheduled times and would provide notice when doing so. Approximately 48 hours after Prudential releases its quarterly earnings to the public, the trading window generally opens and will remain open until approximately three weeks before the end of the quarter.

Although certain automated blocks have been put in place to prevent trading when the trading window is closed, it is ultimately the Designated Person’s obligation to only trade Prudential related securities when the trading window is open. If a blocking system fails, the Designated Person remains responsible if a violation occurs.

Pre-clearance Requirements

During the “open trading windows”, Designated Persons who are Levels 1-6 and pay grades 56A and 560 must obtain pre-clearance approval via PST prior to trading in all Prudential-related securities, including common stock; preferred stock; bonds; Employee stock options; restricted stock; performance shares/units; exchange traded or other options; single stock futures; the Prudential Financial, Inc. Common Stock Fund; or engaging in any Prudential related transactions under the Prudential Stock Purchase Plan (PSPP), Prudential Deferred Compensation Plan, or Prudential Employee Savings Plan (PESP) affecting the Prudential Financial, Inc. Common Stock Fund. For PGIM Quantitative Solutions

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LLC, this pre-clearance requirement applies to Designated Persons at all levels.

The pre-clearance requirement for Prudential-related transactions excludes transactions in Prudential mutual funds and annuities.

Transactions affecting Prudential related securities must be completed during the open trading window and must be pre-cleared (if applicable above) even when executed within Dividend Reinvestment Plans (DRIPs), the Prudential Deferred Compensation Plan, the Prudential Employee Savings Plan (PESP) and the Prudential Stock Purchase Plan (PSPP). However, there are certain limited exceptions to these requirements such as initial plan enrollments, catch-up contribution elections, contribution and deferral rate changes, and dividend elections. Designated Persons should contact their Local Business Unit Compliance Officer or Compliance Operations prior to engaging in a DRIP, PESP or PSPP related transaction.

Therefore, Designated Persons may not enter into “good until cancelled” or “limit” orders involving Prudential securities that carry over until the next trading day.

Designated Persons located outside of North or South America are granted approval for two business days including the date pre-clearance is granted. In addition, Designated Persons located in the United Kingdom (“UK”) will be permitted additional time to complete exercises of Prudential Employee stock options due to the settlement requirements within the UK, provided that the exercise is submitted within two days of receiving pre-clearance approval.

Trading Prohibitions

All Designated Persons are prohibited from short selling Prudential securities. This prohibition includes “short sales against the box”, hedging Prudential securities transactions, and from participating in any exchange traded Prudential options or futures transactions on any security issued by Prudential. These restrictions include prepaid variable forward contracts, equity swaps, collars, exchange traded funds, and other financial instruments that are designed to hedge or offset any decrease in market value of Prudential securities.

Account Maintenance

All Designated Persons can only hold and trade Prudential Financial stock with an Authorized Broker-Dealer. While Prudential Financial stock held at Computershare is subject to the pre-clearance provisions of these Standards, Designated Persons are not required to transfer PRU positions held at Computershare to an Authorized Broker-Dealer. Within 30 days, Designated Persons must report all new accounts, including account numbers, to ensure that transaction records are sent to Compliance Operations. Authorized Broker-Dealer requirements do not apply to accounts where Prudential Financial stock will not be held or traded. Employees with dual classifications are subject to the more stringent Account Maintenance requirement.

Account Statement Requirements for Designated Persons Only

Designated Persons who are job levels 1-6 and pay grades 56A and 560 in addition to Associated Persons must direct their brokerage firm(s) to send duplicate copies of trade confirmations and account statements to PST Ops and/or authorize their broker to provide personal trading data via an electronic feed to Prudential for all Securities Accounts. Certain brokers may require written consent forms with

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physical signatures from all account owners, including Immediate Family Members, prior to transmitting personal trading data to Prudential Financial, Inc. for new and existing accounts. Designated Persons in all other job levels are exempt from the Account Statement Requirement. Employees with dual classifications are subject to the more stringent Account Maintenance requirement.

Section 8: Associated Persons

Prudential has three broker-dealers, Pruco Securities, LLC (“Pruco”), Prudential Investment Management Services LLC (“PIMS”), and Prudential Annuities Distributors, Inc. (“PAD”), referred to collectively as the “Prudential Broker-Dealers”. Unlike other Prudential businesses, the nature and scope of PIMS and PAD businesses are such that their Associated Persons generally do not, as a result of broker-dealer activity, have access to material nonpublic information concerning publicly traded securities.

The account disclosure process for all Associated Persons, including Registered Representatives of PIMS, Pruco, and PAD will be centralized through PST. Therefore, all Associated Persons and Registered Representatives of the PIMS, Pruco and PAD broker dealers must disclose all reportable accounts using the PST application. Additionally, all Associated Persons including Registered Representatives of PIMS, Pruco, and PAD will be required to complete the Annual Personal Securities Trading Acknowledgment and must adhere to the authorized broker-dealer requirements within the Securities Accounts and Authorized Broker-Dealers section above.

Additionally, these Employees must comply with the following SEC and FINRA related personal securities trading requirements that apply to Associated Persons:

●

Notify the applicable Prudential Broker-Dealer, in writing, prior to opening an account at another broker-dealer, and notify the other broker-dealer that they are an Associated Person of a Prudential Broker-Dealer.

●	Annually, sign a statement affirming that they have read and understand Prudential’s Securities Trading Standards.

●

Do not purchase equity securities in an Initial Public Offering; such purchases are prohibited. This prohibition applies to purchases in your Securities Accounts and in the Securities Accounts of your Immediate Family; and

●

Pre-clear all private placement transactions through your Local Business Unit and Broker-Dealer Compliance Officer, including purchases and sales of limited partnership interests. Associated Persons and Registered Representatives affiliated with Pruco are prohibited from engaging in private securities transactions.

Associated Persons should also refer to the personal trading related requirements set forth in the policies and procedures of the Prudential Broker-Dealer that they are associated with.

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Section 9: Acknowledgements

For U.S. based Employees, all reports and acknowledgements must be completed via PST. For Employees outside of the U.S., reports and acknowledgements are coordinated via your Local Business Unit Compliance Officer and, depending on your location, must be disclosed via PST. Based on your classification, you may be required to complete one or more acknowledgements upon hire, transfer, or role change. Failure to complete acknowledgements in a timely manner may result in disciplinary action such as monetary penalties, suspension without pay, reduction in PTO days, or other disciplinary action up to and including termination of employment.

Initial and Annual Account Acknowledgement

Upon hire/transfer, all Access Persons, Investment Persons, Covered Persons and Designated Persons must acknowledge receipt of these Standards and attest that they have complied with these Standards and related policies. This Acknowledgement Form includes a listing of the location of all reportable Securities and Futures Commission Merchants Accounts, including those held at Authorized Broker-Dealers and those held at unauthorized firms.

Your signature on the Acknowledgement Form will confirm that you have instructed all brokers for such accounts to send duplicate copies of account statements and trade confirmations to PST Operations, if required. Additionally, by signing the Acknowledgment Form you agree to notify Compliance Operations of any changes to your accounts that are not held at an Authorized Broker-Dealer or Authorized Futures Commission Merchants per an exception that has been granted to you.

Initial and Annual Holdings Report

Within ten (10) calendar days of becoming an Access Person or Investment Person, the employee must disclose their personal securities holdings and futures holdings. This requirement also applies to certain Covered Persons including futures. This Initial Holdings report must include all holdings of private securities (e.g., limited partnership interests, private placements, hedge funds, etc.) and all holdings of proprietary and certain non-proprietary sub-advised mutual funds. This includes non-proprietary sub-advised mutual funds positions held in 401(k) Plans held at other companies, variable insurance products, and annuities, excluding money market funds. Security positions held in Discretionary Managed Accounts and certain trust accounts are not required to be reported on an Initial Holdings Report. All Initial Holdings Reports must include information that is current within the previous forty-five calendar days.

Initial and Annual Investment Adviser’s Code of Ethics

All Access Persons, Investment Persons, and Supervised Persons must file Investment Adviser Code of Ethics (“Code”) attestation acknowledging:

●	Acknowledge receipt of their Investment Adviser Code of Ethics (“Code”), including these Standards and any amendments to the Code and/or Standards;
●	Compliance with all applicable federal securities laws; and
●	Disclosure of any violations of the Code including these Standards to his/her Chief Compliance Officer or Compliance Operations.

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Initial and Annual Information Barrier Standards Acknowledgement

Certain Access Persons, Covered Persons and Investment Persons must submit an acknowledgment that s/he has received training on Prudential’s Information Barrier Standards, have read and understand the Information Barrier Standards and will abide by the terms stated therein.

Broker Consent

Certain brokers may require written consent forms with physical signatures from all account owners, including Immediate Family Members, prior to transmitting personal trading data to Prudential Financial, Inc. for new and existing accounts. To assure compliance with these Standards, you must provide consent in a manner required by each broker.

PST Data Protection Acknowledgement

Access Persons, Covered Persons, Designated Persons, and Investment Persons must submit an acknowledgment that s/he has read and understands the notice or, where required by local law, s/he has provided consent for the collection and transfer of personal financial data.

Other Compliance Acknowledgements and Certifications

Employees may be required to submit additional acknowledgements or certifications upon request as regulatory requirements change and industry standards evolve. Employees will be notified by Compliance when new acknowledgments are required.

Section 10: Administration and Recordkeeping

Non-Compliance

Employees are required to promptly report non-compliance with these Standards to their business unit Chief Compliance Officer or his/her designee. Incidences of non-compliance that are reported or detected through internal monitoring will be reported to the Personal Securities Trading/ Code of Ethics Committee or the Designated Persons & Covered Persons Trading Standards Committee, as applicable. These Committees will review all incidents and determine any sanctions or other disciplinary actions that may be deemed appropriate. Depending on the facts and circumstances of the incident, sanctions may include verbal reminders, educational letters, disciplinary letters, monetary penalties, suspension without pay, personal trading ban, reduction in PTO days, or other disciplinary action up to and including termination of employment. In accordance with FINRA Rule 3110, certain transactions by Registered Representatives prompting an investigation, may require notification to the SRO.

Exceptions

While exemption from certain provisions of these Standards may be granted by the Local Business Unit Compliance Officer (as noted in the sections above), exemption from the Standards in their entirety may only be granted by the Chief Compliance Officer of Prudential Financial, Inc. In all instances, exceptions will only be granted where such exception would not violate laws or regulations.

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All personal trade monitoring requirements outlined in these Standards remain in effect while an Employee is on leave of absence, disability, or vacation. In certain circumstances, when the Employee will have no access to Prudential or its systems while on extended leave, the Employee may request a temporary suspension from certain requirements.

The Employee must work with the appropriate business unit compliance officer (and management) to document the circumstances and obtain such an exemption. Until such time as an exemption is granted in writing, all requirements remain in effect for that Employee and his/her Immediate Family Member(s).

Recordkeeping

Prudential’s registered investment advisers are required under the Investment Advisers Act of 1940 and the Investment Company Act of 1940 to keep records of certain transactions in which Access and Investment Persons have a direct or indirect beneficial interest. Compliance Operations, with assistance from the business unit compliance teams, maintains all records relating to compliance with these Standards such as pre-clearance requests, exception reports, memoranda relating to non-compliant transactions, records of violations and any actions taken as a result thereof, acknowledgements, and the names of Access Persons. These records are maintained in accordance with applicable law and Prudential’s Recordkeeping Standards.

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EXHIBIT A

Definitions

Affiliated Exchange Traded Fund – a proprietary fund advised by Prudential, or a non-proprietary fund subadvised by Prudential, and any fund whose investment adviser or principal underwriter is controlled by or under common control with Prudential.

Affiliated Closed-End Fund – a proprietary closed-end fund advised by Prudential, or a non- proprietary closed-end fund subadvised by Prudential, and any closed-end fund whose investment adviser or principal underwriter is controlled by or under common control with Prudential.

Affiliated Open-End Mutual Fund - a proprietary investment company advised by Prudential, or a non-proprietary investment company subadvised by Prudential, and any investment company whose investment adviser or principal underwriter is controlled by or under common control with Prudential.

Authorized Broker-Dealer and Authorized FCMs* - the Authorized Broker-Dealers include:

●	Charles Schwab
●	Chase Investor Services Corp (CISC)
●	Computershare Investor Services (Prudential Stock only)
●	Edward Jones
●	E*TRADE
●	Fidelity Investments
●	Goldman Sachs
●	JP Morgan Chase
●	Merrill Lynch
●	Morgan Stanley
●	Pruco Securities
●	Raymond James
●	TD Ameritrade
●	UBS Financial Services
●	Vanguard
●	Wells Fargo Advisors
●	Apex Clearing Corporation (only for accounts opened through the Link trading platform)**

*Authorized Futures Commission Merchants (FCMs) – Authorized FCMs for trades of futures instruments include:

●	E*TRADE Futures LLC
●	TD Ameritrade Futures & Forex LLC
●	UBS

**Duplicate statements and confirmations are not required for Link accounts established with Apex Clearing Corporation given its algorithm-based model. Self- directed brokerage accounts established with Apex Clearing Corporation are not permitted under these Standards without prior Compliance approval.

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Automatic Investment Plan – regular periodic purchases (or withdrawals) that are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes dividend reinvestment plans (“DRIPs”) and Employee Stock Purchase Plans (“ESPPs”).

Broad Based Securities Market Index - an index that is not specific to a sector and is comprised of a minimum of 100 constituents, where the top 10% of constituents cannot account for more than 40% of the index.

Company - Prudential Financial, Inc. and its subsidiaries, otherwise known as “Prudential.”

Covered Security - includes all securities and futures in which an Access Person or Investment Person has the opportunity, directly or indirectly, to profit or share in the profit derived from transactions in such securities. This includes all equity, debt, and derivative related transactions with the exception of:

➢	direct obligations of the U.S. Government;[5] (except that PGIM Fixed Income employees are required to pre-clear U.S. Treasury debt issuances, pursuant to the sixth bullet point below);
➢	bankers’ acceptances;
➢	bank certificates of deposit;
➢	commercial paper;
➢

high quality short-term debt instruments (rated in one of the two highest categories by an NRSRO & maturity of less than 366 days), including repurchase agreements (must be pre-cleared only by Employees in Prudential’s Chief Investment Office and Enterprise Risk Management);

➢	All bills, notes, and bonds, including U.S. Treasury debt issuances (except these issuances, other than U.S. Savings Bonds, must be pre-cleared only by Employees of PGIM Fixed Income);
➢	Currencies (except that currencies must be pre-cleared only by Employees of PGIM Fixed Income);
➢

Cryptocurrencies that are not securities (the underlying digital currency does not require pre-clearance; however, initial coin offerings and cryptocurrency-based ETFs/futures contracts require pre-clearance and Annual Holdings Report disclosure, if applicable, just like other ETFs and futures contracts);

➢	shares issued by money market funds;
➢	shares issued by open-end mutual funds (excluding the PFI Common Stock Fund);
➢	unaffiliated annuities and life insurance contracts;
➢	529 plans purchased directly from a state sponsor;
➢	Prudential related securities (except these securities must be pre-cleared only by Employees in PGIM Quantitative Solutions LLC (PGIM QS) as well as Designated Persons); and
➢

Exchange Traded Funds (except that these Funds must be pre-cleared only by Employees of PGIM Fixed Income, PGIM Quantitative Solutions LLC (PGIM QS), PGIM Investments, GRES, and by Employees based in Europe).

➢	Unit Investment Trusts (exchange traded funds structured as unit investment trusts follow the preclearance requirements noted above)

5 Includes securities that carry full faith and credit of the U.S. Government for the timely payment of principal and interest, such as Ginnie Maes, U.S. Savings Bonds and U.S. Treasuries.

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For Access Persons of GPSI, “Covered Securities” is limited to securities for which the Access Person has access to Material Nonpublic Information.

Discretionary Managed Account – an account managed on a discretionary basis by a person other than the Employee or possibly an algorithmic tool (robo-adviser), over which the Employee has no direct or indirect influence or control over the selection or disposition of securities and no knowledge of transactions therein. A Discretionary Managed Account must have a formal investment management agreement that provides full discretionary authority to a third-party money manager.

Dividend Reinvestment Plan (DRIPs) – a stock purchase plan offered by a corporation whereby shareholders purchase stock directly from the company (usually through a transfer agent) and allow investors to reinvest their cash dividends by purchasing additional shares or fractional shares.

Employee - any person employed by Prudential. While contingent workers are not Employees, those contingent workers that obtain information regarding the purchase or sale of securities in portfolios managed by the Company may be subject to these Standards, as determined on a case-by-case basis.

FIS Protegent PTA – a third-party vendor system used by Prudential to facilitate the surveillance and reporting of personal securities trading information, disclosures, certifications and reporting. Employees’ personal data, including personal trading information, is housed on Prudential’s own servers behind the Prudential firewall. Only authorized persons within the Prudential Compliance Department have access to this information.

Immediate Family – any of the following relatives who share the same household with you and are financially connected to you: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships. The term also includes any related or unrelated individual who resides with, or whose investments are controlled by, or whose financial support is materially contributed to by, the Employee, such as a significant other or domestic partner. For example, this could include individuals with whom you share living expenses, bank accounts, rent or mortgage payments, ownership of a home, or any other material financial support. These situations should be reviewed on a case-by-case basis by the business unit compliance officer or Compliance Operations. Due to applicable laws, employees located in Japan (excluding PGIM) are not required to disclose or report information regarding accounts for which a spouse, dependent family member and/or minor child has a beneficial interest.

Initial Public Offering – an offering of securities registered under the Securities Act of 1933, the issuer of which immediately before registration was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Club – a group of two or more people, each of whom contributes monies to an investment pool and participates in the investment making decision process and shares in the investment returns.

Local Business Unit Chief Compliance Officer – the Chief Compliance Officer who is responsible for overseeing your business unit. If you do not know who your Local Business Unit Compliance Officer is contact Compliance Operations at PST.help@prudential.com.

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Local Business Unit Compliance Officer – the Compliance Officer who is responsible for assisting your business unit. If you do not know who your Local Business Unit Compliance Officer is contact Compliance Operations at PST.help@prudential.com.

Material Nonpublic Information - information that is not generally available to the investing public that an investor, considering all the surrounding facts and circumstances, would find important in deciding whether or when to buy, sell, or hold a security.

Monitored Persons - the term Monitored Persons refers collectively to Access Persons, Covered Persons, and Designated Persons. This term is used by Compliance Operations for back-end monitoring purposes.

Non-Volitional – securities account activity related to: i) transactions in approved Discretionary Managed Accounts; ii) transactions in pre-approved dividend reinvestment plans; iii) transactions resulting from automatic rebalancing plans; and v) receipt of employee stock or option bonus awards.

NRSRO – an SEC registered Nationally Recognized Statistical Rating Organization (NRSRO). Such entities assess the creditworthiness of an obligor as an entity or with respect to specific securities or money market instruments.

Private Placement - an offering that is exempt from registration under the Securities Act of 1933, as amended, under Sections 4(2) or 4(6), or Rules 504, 505 or 506 there under.

Private Securities Transaction - any securities transaction outside the regular course or scope of an associated person’s employment with a member, including but not limited to, new offerings of securities which are not registered with the Securities and Exchange Commission, but not including transactions in investment company and variable insurance and annuity securities.

Restricted List – a listing of securities in which trading by Employees, depending on their designation and access, is generally prohibited.

Securities Accounts – a securities account is an account for which an Employee directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect beneficial interest in the account or directly or indirectly, influences or has control over the account This includes:

●	personal accounts;
●	accounts in which your spouse has a beneficial interest*;
●	accounts in which your minor children or any dependent family member has a beneficial interest*;
●	joint or tenant-in-common accounts in which you are a participant;
●	accounts for which you act as trustee, executor or custodian;
●	accounts over which you exercise control or have investment discretion;
●	accounts of any Immediate Family members;
●	accounts in which purchases and sales are limited to Affiliated Open-End Mutual Funds; and
●	accounts that hold Prudential related closed-end mutual funds.

revised 04/27/2022

* Due to applicable laws, Employees located outside of the United States may not be required to disclose or report information regarding accounts for which a spouse, dependent family member and/or minor child has a beneficial interest. Such Employees should contact their Local Business Unit Compliance Officer for clarification.

Compliance Operations – Prudential’s Corporate Compliance Operations team.

Watch List – a listing of securities in which trading by Employees, depending on their designation and access, may be prohibited.

29

revised 04/27/2022

EXHIBIT B

PERSONAL TRADING STANDARDS SUMMARY REQUIREMENTS
Employee Classifications	Supervised Persons Only	Covered Persons	Access Persons	Investment Persons	Broker/ Dealer Associated Persons	Designated Persons
Employees may have multiple classifications. Where conflicts exist between these the classifications, the most stringent requirement will apply.
Acknowledgement Requirements
Complete New Hire, Annual Certifications and Other Compliance Acknowledgements and Certifications	Required	Required (reference the Acknowledgements section for specific requirements)	Required	Required	Required	Required
Account Reporting Requirements
Report Your and Your Immediate Family Members’ securities accounts and future accounts	Not Required	Required	Required	Required	Required	Required for accounts that can hold PRU stock
Report Your and Your Immediate Family Members’ transactions and holdings	Not Required	Required	Required	Required	Required (transaction reporting only)	Required for accounts that can hold PRU stock
Maintain Accounts at Authorized Broker/Dealers and Authorized Futures Commission Merchants	Not Required	Required	Required	Required	Required	Required for accounts that hold PRU stock
Report Affiliated Open-End Mutual Fund Accounts and Prudential Sponsored Insurance/Annuity Products	Not Required	Not Required	Required	Required	Required	Not Required
401K Accounts Holding Stock or Affiliated Funds (accounts that do not hold stock or affiliated funds are not reportable)	Not Required	Not Required	Required	Required	Required	Not Required
Pre-clearance and Other Trading Requirements (Personal and Immediate Family Members)
Covered Securities	Not Required	Not Required (limited applicability to PRT Covered Persons; reference Covered Person section)	Required (exclusions may apply for GPSI and Pruco Access Persons)	Required	Not Required	Required for PRU stock trades (Applies to DPs Levels 1-6, 56A, 560 and all PGIM QS DPs)
Securities issued by Prudential “PRU” (See Prudential Securities & Trading Prohibitions Sections)	Not Required	Not Required	Not Required (Required for PGIM QS)	Not Required (Required for PGIM QS)	Not Required	Required for PRU stock trades (Applies to DPs Levels 1-6, 56A, 560 and all PGIM QS DPs)

Prudential Financial, Inc.- revised 04/27/2022

PERSONAL TRADING STANDARDS SUMMARY REQUIREMENTS
Employee Classifications	Supervised Persons Only	Covered Persons	Access Persons	Investment Persons	Broker/ Dealer Associated Persons	Designated Persons
Employees may have multiple classifications. Where conflicts exist between these the classifications, the most stringent requirement will apply.
PESP	Not Required	Not Required	Not Required	Not Required	Not Required	Required for PRU stock trades (Applies to DPs Levels 1-6, 56A, 560 and all PGIM QS DPs)
Deferred Compensation Plan	Not Required	Not Required	Not Required	Not Required	Not Required	Required for PRU stock trades (Applies to DPs Levels 1-6, 56A, 560 and all PGIM QS DPs)
ETFs (including affiliated ETFs)	Not Required	Not Required	Required (certain exclusions apply by business unit; see Covered Security definition)	Required (certain exclusions apply by business unit; see Covered Security definition)	Not Required	Not Required
Open End mutual funds	Not Required	Not Required	Not Required	Not Required	Not Required	Not Required
Closed End mutual funds	Not Required	Not Required	Required	Required	Not Required	Not Required
IPOs	Not Required	Not Required	Required	Prohibited	Prohibited	Not Required

Private Placements including crowdfunding investments that are private placements

*Additional reporting/approval through OBA Manager. Pruco Registered Representatives and Associated Persons must contact their local Compliance Officer for additional reporting through Pruco’s Exception database.

	Not Required*	Not Required*	Required*	Required*	Required* (required for PIMS and PAD Associated Persons only; Prohibited for Pruco Associated Persons)	Not Required*
Non-brokerage Health Savings Account (HSA) (Involuntary liquidations due to plan sponsor change do not require pre-clearance)	Not Required	Not Required	Not Required	Not Required	Not Required	Not Required
Discretionary Managed/Adviser Accounts (Reportable but exempt from pre-clearance once approved by Compliance)	Not Required	Required	Required	Required	Required	Required

Prudential Financial, Inc.- revised 04/27/2022

PERSONAL TRADING STANDARDS SUMMARY REQUIREMENTS
Employee Classifications	Supervised Persons Only	Covered Persons	Access Persons	Investment Persons	Broker/Dealer Associated Persons	Designated Persons
Employees may have multiple classifications. Where conflicts exist between these the classifications, the most stringent requirement will apply.
Trading and Other Requirements
Access/Investment Person Blackout Period (excluding De Minimis Transaction)	Does Not Apply	Does Not Apply	Required for PGIM; exclusions by business unit (same day)	Required for PGIM; exclusions by business unit (7-day)	Does Not Apply	Does Not Apply
Affiliated Open-End Mutual Fund 60-day Holding Period	Does Not Apply	Does Not Apply	Does Not Apply (Certain Mutual Fund Officers may be subject to this requirement)	Applies	Does Not Apply	Does Not Apply
Short-swing profit 60-day holding period (excluding De Minimis Transaction)	Does Not Apply	Does Not Apply	Does Not Apply (Certain exclusions apply to SIRG Investment Persons; see Standards)	Applies (Certain exclusions apply to SIRG Investment Persons; see Standards)	Does Not Apply	Does Not Apply
Investment Clubs	Permitted	Permitted	Prohibited	Prohibited	Prohibited	Permitted
Manual transaction Entry for accounts held with unauthorized broker-dealers	Not Required	Not Required	Required	Required	Required	Not Required

CONTACTS:     PST.HELP@PRUDENTIAL.COM

Prudential Financial, Inc.- revised 04/27/2022